UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 18, 2007

Armor Holdings, Inc. (Exact name of registrant as specified in its charter)

Delaware	0-18863	59-3392443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13386 International Parkway, Jacksonville, Florida		32218
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (904) 741-5400

________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

On July 18, 2007, the U.S. Federal Trade Commission (“FTC”) notified Armor Holdings, Inc., a Delaware corporation (“Armor”), that the U.S. Department of Justice and the FTC have granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”), in connection with the proposed merger (the “Merger”) of Jaguar Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of BAE Systems, Inc., a Delaware corporation (“BAE Systems”), with and into Armor pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) among Armor, BAE Systems and Merger Sub, dated as of May 7, 2007.

Completion of this HSR review was one of the conditions to the consummation of the Merger contained in the Merger Agreement. The Merger continues to be subject to, among other conditions, the approval of the stockholders of Armor.  Armor has scheduled a special meeting of stockholders for July 25, 2007 to vote upon the Merger.  Stockholders of record at the close of business on June 26, 2007 will be entitled to vote at the special meeting.

Additional Information and Where to Find It

In connection with the proposed merger transaction with BAE Systems, Armor Holdings has filed a definitive proxy statement with the SEC to be used to solicit shareholder approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Armor Holdings stockholders are urged to read the definitive proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about Armor Holdings, the proposed transaction and related matters.  You can obtain a free copy of the definitive proxy statement, as well as other filings containing information about Armor Holdings with the SEC at the SEC’s website at www.sec.gov.  Copies of the definitive proxy statement and the SEC filings that will be incorporated by reference in the definitive proxy statement can also be obtained, without charge, by directing a request to Armor Holdings, Inc., attention Ian Graham, Senior Vice President, General Counsel and Secretary, at 13386 International Parkway, Jacksonville, Florida, 32218 or at Armor Holdings’ Investor Relations page on its corporate website at www.armorholdings.com.  Information on our Internet website does not constitute a part of this Current Report on Form 8-K.

Armor Holdings and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding Armor Holdings directors and executive officers and the interests of those participants may be obtained by reading the proxy statement regarding the proposed merger and Armor Holdings’ proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007 and its Annual Report on Form 10-K, which was filed with the SEC on February 26, 2007. These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to the investor relations page on Armor Holdings’ corporate website at www.armorholdings.com.

Forward-looking Statements

Information in this Report may involve guidance, expectations, beliefs, plans, intentions or strategies regarding the future. Armor Holdings may use words such as ‘‘anticipates,’’ ‘‘believes,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘future,’’ and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties are described in Armor Holdings’ filings with the Securities and Exchange Commission, including Armor Holdings’ Registration Statement on Form S-3, its 2006 Form 10-K and amendments thereto and most recently filed Forms 8-K and 10-Q. All forward-looking statements included in this Report are based upon information available to Armor Holdings as of the date of this Report, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document. Numerous factors could cause or contribute to such risks and uncertainties. Such factors include risks and uncertainties specific to the proposed transaction, including but not limited to adverse effects on the market price of the Armor Holdings’ common stock and on Armor Holdings’ operating results because of failure to complete the proposed transaction (due to failure to obtain stockholder or regulatory approvals or to satisfy all of the other conditions to the proposed transaction).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2007

ARMOR HOLDINGS, INC.

By: /s/Robert R. Schiller

Name:

Robert R. Schiller

Title:

President and Chief Operating Officer